SAF-T-HAMMER CORPORATION
                             SUBSIDIARIES OF THE REGISTRANT

                                                                 Percentage
                                                                 of voting
                             State or other jurisdiction  of     securities
Name                          incorporation or organization        owned
-------                    -----------------------------------  ------------

Lost Coast Ventures, Inc.               Nevada                     100%